Exhibit 24.2


Weinberg and Company Letterhead


CONSENT OF INDEPENDENT ACERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in the Form S-8 Registration Statement of American Electric Automobile Company, Inc. (a development stage company) our report for the year ended December 31, 2000 dated April 6, 2001 relating to the consolidated financial statements of American Electrc Automobile Company, Inc. (a development company) which appear in such Form S-8, and to the reference to our Firm under the caption "Experts."

/s/ Weinberg and Company, P.A.
WEINBERG AND COMPANY, P.A.
Certified Public Accountants

Boca Raton, Florida
May 8, 2002